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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): May 1, 2001


                        IL FORNAIO (AMERICA) CORPORATION
               (Exact name of Company as specified in its charter)


           Delaware                      0-29410               94-2766571
(State or other jurisdiction       (Commission File No.)      (IRS Employer
of incorporation or organization)                           Identification No.)


                         770 TAMALPAIS DRIVE, SUITE 400
                        CORTE MADERA, CALIFORNIA  94925
               (Address of principal executive offices)(Zip code)


                                 (415) 945-0500
                (Company's telephone number, including area code)



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Item 5. Other Events.

         On May 2, 2001, Il Fornaio (America) Corporation (the "Company") announced that its Board of Directors, following the recommendation of a Special Committee of the Board composed of independent directors, has approved an amended merger agreement with Manhattan Acquisition Corp., an affiliate of Bruckmann, Rosser, Sherrill & Co., L.L.C. Under the terms of the amended merger agreement, the merger consideration payable to the stockholders of the Company is $12.00 per share in cash. Under the terms of the original merger agreement that was signed in November 2000, the consideration consisted of $14.00 per share in cash. The Company's press release dated May 2, 2001, entitled "Il Fornaio Announces Amended Merger Agreement" is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     Exhibit No.      Description
     -----------      -----------
         99.1         Press release of the Company dated May 2, 2001.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IL FORNAIO (AMERICA) CORPORATION
                                      (Company)


Date: May 2, 2001                     By: /s/ Michael J. Hislop
                                          -------------------------------------
                                          Michael J. Hislop
                                          President and Chief Executive Officer





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